UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     July 14, 2008 (July 13, 2008)

Salton, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
0-195557	36-3777824
(Commission File Number)	(I.R.S. Employer Identification No.)

3633 Flamingo Road, Miramar, Florida	33027
(Address of principal executive offices)	(Zip Code)

(954) 883-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	OTHER EVENTS.

On July 13, 2008, Salton, Inc. (the "Company") entered into an agreement (the "Termination Agreement") with its wholly-owned subsidiary Applica Pet Products LLC (together with the Company, the "Purchaser") and Spectrum Brands, Inc. ("Spectrum") to terminate the purchase agreement entered into by the Purchaser and Spectrum on May 20, 2008, pursuant to which the Purchaser would have acquired United Pet Group, the global pet business of Spectrum.

Spectrum was unable to obtain the consent of its senior lenders to the proposed transaction. Under the Termination Agreement, as a condition to the termination, Spectrum agreed to pay the Purchaser within 2 business days $3 million as a reimbursement of expenses.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:
Exhibit 10.1:	Termination Agreement, dated as of July 13, 2008, by and among Salton, Inc., Applica Pet Products LLC and Spectrum Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALTON, INC.
Dated: July 14, 2008	By:	/s/ Terry Polistina
Name: Terry Polistina Title: President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
Exhibit 10.1:	Termination Agreement, dated as of July 13, 2008, by and among Salton, Inc., Applica Pet Products LLC and Spectrum Brands, Inc.